EXHIBIT A                  AGREEMENT OF JOINT FILING

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) of a statement on Schedule 13D or any amendments thereto, with respect to the Common Stock, no par value, of Biovail Corporation International and that this Agreement be included as an Exhibit to such filing.

      This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 21st day of March, 1997.

                  ASSOCIATED CAPITAL, L.P.
                  By: A CAP, INC., as General Partner


                  By: /s/ Jay H. Zises, President
                      ---------------------------
                          Jay H. Zises, President

                  ASSOCIATED CAPITAL OFFSHORE, L.P.
                  By: A CAP, LTD., as General Partner


                  By: /s/  J.D. Hunter
                      ---------------------------
                           J.D. Hunter, Managing Director

                  A CAP, INC.


                  By: /s/ Jay H. Zises, President
                      ---------------------------
                          Jay H. Zises, President


                   /s/ Jay H. Zises,
                   ------------------------------
                       Jay H. Zises


                   /s/ Selig A. Zises,
                   ------------------------------
                       Selig A. Zises

                   /s/ Nancy Frankel-Zises,
                   ------------------------------
                       Nancy Frankel-Zises